Exhibit 99.21

                   Avocent Provides Guidance Including LANDesk



    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Aug. 7, 2006--Avocent Corporation (NASDAQ:AVCT) today announced that a fairness hearing with the California Department of Corporations concerning its proposed acquisition of LANDesk Group Ltd. has been scheduled for August 24, 2006.
    John R. Cooper, Avocent's chairman and chief executive officer, stated, "Now that we have a date set for the fairness hearing in California, we can better estimate the expected closing date of the LANDesk acquisition and therefore believe it is appropriate to update our guidance for the rest of 2006. We look forward to the eventual closing of the LANDesk acquisition and welcoming LANDesk customers and employees to Avocent."
    While there can be no assurance of the outcome of the California fairness hearing, if the hearing results in a finding that the transaction is fair to LANDesk shareholders, Avocent intends to extend the acquisition tender offer to all LANDesk shareholders immediately following successful conclusion of the hearing. Based on the level of previously committed support from the principal LANDesk shareholders to the acquisition, Avocent believes that it will hold an initial closing on the acquisition of the shares of LANDesk soon after the August 24, 2006 hearing date.
    If the LANDesk closing were to occur by August 31, 2006, LANDesk operations for the month of September 2006 will be included in Avocent's consolidated operating results for the third quarter. Avocent estimates that consolidating LANDesk's operations for the month of September would increase revenues by approximately $13 to $14 million from the previously estimated range of $125 to $130 million.
    The following table summarizes the updated guidance for Avocent's third and fourth quarters of 2006. The results of LANDesk's month of operations for September may not be indicative of results for an entire quarter or for the remainder of the year. The estimated number of shares outstanding is dependent on numerous factors including the actual price of Avocent's common stock, option exercises, decisions to be made with respect to the Company's previously announced share repurchase program and the possibility that additional repurchases may be undertaken during the remainder of the year.


                         Third Quarter Ending September 29, 2006
                  ----------------------------------------------------
                                             LANDesk Est.
                   Avocent Corp               One month   Avocent Corp
                     Previous   LANDesk Full Contribution   Revised
                     Guidance   Qtr Guidance  to Avocent    Guidance
                  ----------------------------------------------------
Revenue              $125-130 M   $26-27.3 M     $13-14 M   $138-144 M
Gross Margin               60 %         90 %         90 %         63 %
Research &
 Development       $14.5-15.0 M     $5-5.5 M         $2 M   $16.5-17 M
Selling, General
 & Administrative
 Expenses          $31.0-32.0 M   $16.5-17 M     $6-6.5 M   $37-38.5 M
Cyclades Severance
 & Integration
 Expenses            $0.8-0.9 M          -            -     $0.8-0.9 M
Other Income
 (Expense), Net          $1.5 M      $(1.2 M)     $(1.2 M)(b)   $0.3 M
Effective Income
 Tax Rate                  28 %         20 %          N.A.        26 %

Operational
 Earnings Per
 Share             $0.46-0.50            -            -   $0.48-0.53
Weighted Avg.
 Shares &
 Equivalents
 Outstanding             44.6 M (a)      -          2.8 M       47.4 M

GAAP Reconciling
 Items:
  Amortization of
   Intangible
   Assets                  $5 M          -         $2.5 M       $7.5 M
  Stock - based
   Compensation          $3.8 M          -         $0.4 M       $4.2 M
  Acquired In-
   Process R&D
   Expenses                 -            -     $10 - 15 M   $10 - 15 M




                               Fourth Quarter Ending December 31, 2006
                               ---------------------------------------
                                Avocent Corp
                                  Without                 Avocent Corp
                                  LANDesk      LANDesk    Consolidated
                               ---------------------------------------
Revenue                           $136-144 M     $31-32 M  $167-176 M
Gross Margin                            60 %         90 %        65 %
Research & Development            $15-15.5 M     $5-5.5 M    $20-21 M
Selling, General &
 Administrative Expenses            $30-32 M     $17-18 M    $47-50 M
Other Income (Expense), Net           $1.5 M      $(4.5 M)(b)   $(3 M)
Effective Income Tax Rate                -            -            23%

Operational Earnings Per Share           -            -    $0.54-0.62
Weighted Avg. Shares &
 Equivalents Outstanding                 -            -        50.4 M

GAAP Reconciling Items:
  Amortization of Intangible
   Assets                               $5 M       $7.5 M     $12.5 M
  Stock - based Compensation          $3.8 M       $1.3 M      $5.1 M

(a) Adjusted from prior guidance to reflect additional anticipated share repurchases
(b) Includes additional interest expense from debt financing


    Use of Non-GAAP Financial Measures

    Income prior to intangible amortization, stock compensation and in-process research and development expenses, or operational income as used in the attached financial statement schedules, is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with acquisitions, and non-cash stock-based compensation expense. Avocent believes that operational income is a measure of performance used by many investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies.

    About Avocent Corporation

    Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, branch offices, and small to medium size businesses worldwide. Branded and OEM products include remote and local access solutions for switching, serial console, power extension, intelligent platform management interface (IPMI), mobile and video display management solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the timing of the California fairness hearing and the outcome of that hearing, the likelihood and timing of the acquisition and the expected closing of LANDesk, the purchase price of LANDesk, LANDesk's expected consolidated operating results for the third and fourth quarters of 2006, and our guidance for the third and fourth quarters of 2006 including the projected ranges of revenue, income, expenses, effective tax rates, and operational earnings per share. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with the closing of the LANDesk transaction and acquisition and subsequent integration the LANDesk businesses and technologies general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006 and our quarterly report on Form 10-Q filed with the SEC on August 4, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.



    CONTACT: Avocent Corporation
             Edward H. Blankenship, 256-217-1301
             www.avocent.com